UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014

ORGANOVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

6275 Nancy Ridge Dr.,

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 550-9994

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

As of January 23, 2014, the following named executive officers of Organovo Holdings, Inc. (“Organovo” or the “Company”) have effective stock trading plans in place that were adopted in accordance with the guidelines established by the Securities and Exchange Commission under Rule 10b5-1 (“Rule 10b5-1”) of the Securities Exchange Act of 1934 (the “Exchange Act”): Keith Murphy, Chief Executive Officer and President, and Michael Renard, Executive Vice President of Commercial Operations.

Barry Michaels, Chief Financial Officer, Sharon Presnell, Chief Technology Officer and Executive Vice President of Research & Development, and Eric David, Chief Strategy Officer had previously adopted Rule 10b5-1 trading plans that were fully executed as of December 20, 2013.

The Rule 10b5-1 trading plans allow these individuals to gradually diversify their holdings while minimizing any market effects of the trades and eliminating any market concern that the trades were made while these individuals were in possession of material, nonpublic information. Consistent with Rule 10b5-1, the Company’s Insider Trading Policy permits officers, directors and employees to implement Rule 10b5-1 trading plans provided that, among other things, an individual does not possess any material, nonpublic information at the time the individual adopts a plan. Each of these individuals have and will continue to file Form 4s reporting sales under their respective Rule 10b5-1 trading plans as required under Section 16 of the Exchange Act.

The broker serving as the designated agent for one of these Rule 10b5-1 trading plans will undertake to sell a specified number of shares each month if the stock trades above certain pre-set minimum prices established in the plan at the time it was adopted. The individual, after adopting the Rule 10b5-1, will have no control over the timing of any sales under the plan, and there is no assurance that any or all of the shares included in the plan will be sold.

Mr. Murphy adopted a Rule 10b5-1 trading plan to diversify his holdings and to make contributions to non-profit, charitable and public benefit corporations. Mr. Renard adopted a Rule 10b5-1 trading plan to diversify his holdings. The Company’s Board of Directors approved each of these Rule 10b5-1 trading plans prior to their adoption.

Mr. Murphy’s Rule 10b5-1 trading plan will allow the sale of a number of shares dependent on the Company’s stock trading above certain pre-set minimum prices established in the plan between now and March 31, 2014, but under no circumstances will the aggregate trades under Mr. Murphy’s plan result in Mr. Murphy holding less than 90% of his equity stake in Organovo as of the time of the establishment of the plan. Mr. Renard’s Rule 10b5-1 trading plan will allow the sale of a number of shares dependent on the Company’s stock trading above certain pre-set minimum prices established in the plan between now and March 31, 2014, but under no circumstances will the aggregate trades under Mr. Renard’s plan result in Mr. Renard holding less than 90% of his equity stake in Organovo as of the time of the establishment of the plan.

Because the Company’s Board of Directors believes strongly in aligning the Company’s executive officers’ interests with the interests of the Company’s stockholders, the Board has established stock ownership guidelines that require the Company’s executive officers to acquire and maintain a meaningful ownership interest in the Company. The stock ownership guidelines require:

•	the Company’s Chief Executive Officer to accumulate and hold shares valued at five times his base salary within five years;

•	the Company’s other executive officers to accumulate and hold shares valued at three times their base salaries within five years; and

•	the Company’s non-employee directors to accumulate and hold shares valued at four times their annual cash retainer within five years.

As of the date of this Current Report on Form 8-K, each of Messrs. Murphy, Michaels, and Renard and Drs. Presnell and David are in compliance with the Company’s stock ownership guidelines based on their respective hire dates. None of the named officers expects to establish an additional 10b5-1 trading plan during the three month period following the expiration of that individuals’ current or recently expired plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: January 24, 2014	/s/ Keith Murphy
Keith Murphy
Chief Executive Officer and President